Exhibit 10.11
DEUTSCHE BANK TRUST COMPANY AMERICAS
60 WALL STREET
NEW YORK, NEW YORK 10005
August 28, 2008
Wellman, Inc.
1041 521 Corporate Center Drive
Fort Mill, South Carolina 29715
Attention: Chief Financial Officer
and Treasurer and Chief Accounting Officer

Re:	Wellman, Inc. Credit Agreement dated as of February 27, 2008
     Reference is hereby made to that certain Credit Agreement, dated as of February 27, 2008, by and among Wellman, Inc. (the “Funds Administrator”) and the other Borrowers party thereto, as debtors and debtors in possession, as Borrowers, the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and the other agents signatory thereto (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The undersigned Administrative Agent, on behalf of the Majority Lenders, hereby consents to the Funds Administrator’s request that Section 9.1(i)(xv) of the Credit Agreement be amended by deleting the date “August 29, 2008” in sub clause (iv) thereof and replacing it with “September 8, 2008”. In addition, the undersigned Administrative Agent, on behalf of the Majority Lenders, hereby consents to the Funds Administrator’s request that the Lenders waive compliance with the minimum cumulative EBITDA requirement set forth in Section 8.2(a) of the Credit Agreement be for the period from August 29, 2008 through September 8, 2008.
     Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Total Commitments” and replacing it with the following:
          ““Total Commitments” shall mean the aggregate of the Commitments of all the Lenders, which in the aggregate shall not exceed $170,000,000.”
Annex I of the Credit Agreement is hereby deemed modified by reducing the amount listed as the Commitment for each Lender by 3/20ths of the amount thereof.
     Except as expressly provided herein with respect to Sections 1.1, 8.2(a) and 9.1(i)(xv) of the Credit Agreement, (i) this letter shall not be construed as a consent, waiver or other modification with respect to any term, condition, or any other provision of the Credit Agreement or any other Loan Document, and each of the Loan Documents shall remain in full force and effect, and (ii) neither this letter, nor any other communication between the Administrative Agent and the Funds Administrator or any other Borrower shall be deemed to be a waiver, modification, or release of any Default or Event of Default, whether such Default or Event of Default arose or arises before, on or after the date hereof and whether or not known to the Administrative Agent.
[signature page follows]

Very truly yours, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/ David J. Bell
Title: Managing Director

By:	/s/ Dusan Lazarov
Title: Vice President

Acknowledged and agreed as of this 28 day of August, 2008 WELLMAN, INC.
By:	/s/ Keith R. Phillips
	Title:	Chief Financial Officer